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                                                                    EXHIBIT 99.1


[ADC LOGO]  NEWS RELEASE


Centigram and its executive officers and directors may be deemed participants in the solicitation of proxies with respect to a stockholders meeting to be held in connection with the proposed merger described below. Information concerning participants in the solicitation is set forth in Centigram's definitive proxy statement with respect to its 2000 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on February 18, 2000. In connection with the proposed merger, Centigram will file a proxy statement with the Securities and Exchange Commission. We urge investors and security holders to read Centigram's Proxy Statement relating to the merger transaction described below, when it becomes available, because it will contain important information. When this and other documents relating to the transaction are filed with the U.S. Securities and Exchange Commission, they may be obtained free at the SEC's web site at http://www.sec.gov. You may also obtain each of these documents (when they become available) for free from ADC or from Centigram by directing your request to the contact persons identified below.

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
For Immediate Release

Contacts:
Mark Borman - ADC Investor Relations                          Marcia Speece - Corporate Communications
952.946.3338                                                  Centigram
mark borman@adc.com                                           408.428.3770
-------------------                                           marcia.speece@centigram.com
                                                              ---------------------------

Rob Clark - ADC Public Relations
952.914.6355
rob clark@adc.com
-----------------

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                 ADC EXPANDS ENHANCED SERVICES SOFTWARE STRATEGY
                          WITH ACQUISITION OF CENTIGRAM

  Goal is to Speed the Delivery of Anytime, Anywhere, Any Device Communications

   Proposed Acquisition Gives ADC Added Capability to Offer Broadband Service Providers Solutions to Generate Additional Revenues and Differentiate Services


MINNEAPOLIS / SAN JOSE, CALIF. - JUNE 9, 2000 - ADC (Nasdaq: ADCT, www.adc.com), a leading global supplier of network equipment, software and integration services for broadband, multiservice networks, and Centigram Communications Corporation (Nasdaq: CGRM, www.centigram.com), a leading global provider of unified communications, Internet-enabled call management and wireless access protocol (WAP)-based messaging solutions for communications service providers, have reached an agreement for the acquisition of Centigram by ADC.

The cash acquisition has a fixed purchase price of approximately $200 million for all Centigram shares and stock options outstanding as of the closing date, and will be accounted for using the purchase method. ADC expects to take a one-time charge for

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ADC ACQUIRES CENTIGRAM - PAGE 2 OF 6


purchased in-process research and development expense, the amount of which has not been determined. Excluding the one-time charge, goodwill amortization and amortization of the unvested portion of converted stock options (as required by FASB Interpretation No. 44), ADC expects the acquisition to be nondilutive to earnings per share in the first twelve months after closing and accretive thereafter. ADC expects to close this transaction during the next two to three months, subject to the approval of Centigram's stockholders, receipt of required regulatory approvals and other customary conditions.

ADC INCREASES BREADTH AND DEPTH IN HIGH-GROWTH ENHANCED SERVICES
SOFTWARE MARKET

Service providers worldwide incorporate an array of enhanced services such as unified messaging, paging, fax, and voicemail in order to gain additional revenues and differentiate service offerings to their customers. In the era of the Internet and broadband communications, these voice, text and multimedia services can be delivered over mobile phones, PCs and other devices, creating an enhanced services market that is expected to grow rapidly. ADC's proposed acquisition of Centigram will further solidify its position as a leading provider of enhanced services applications and will strengthen its ability to offer solutions that allow service providers to offer anytime, anywhere, any device communications.

ADC's proposed acquisition of Centigram furthers ADC's comprehensive strategy to be a leading global supplier of communications software for operations support systems (OSS) and enhanced services applications. With 2,500 systems installed worldwide at over 250 service providers, Centigram provides a readily available installed base and established customer relationships for the overlay of ADC's Singularit.e suite of OSS applications and ADC's NewNet line of enhanced services solutions, including short messaging and over-the-air provisioning of wireless applications, signaling (SS7) platforms for call set up and transactions, and lawful intercept platforms for Internet, wireless and wireline service providers that complies with the Communications Assistance for Law Enforcement Act (CALEA). ADC's NewNet business is a leading global supplier of SS7 and enhanced services applications software. ADC will also benefit from the addition of Centigram's significant engineering, marketing and sales resources, as well as development centers in San Jose, CA and Rockville, MD.

"Our acquisition of Centigram represents another significant step forward in ADC's mission to enable communications service providers to differentiate their broadband, multiservice

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ADC ACQUIRES CENTIGRAM - PAGE 3 OF 6


offerings and increase their revenues with enhanced services applications. Convergent applications which facilitate the unification of data and voice services over Internet, wireless and wireline networks will be strong drivers of market growth as communications service providers compete to win and retain customers," said Larry Ford, senior vice president of ADC and president of ADC's Integrated Solutions Group. "Centigram's broad product line is a great synergistic fit with ADC's OSS and enhanced services software strategy. In addition to adding critical mass to ADC's current software offerings, Centigram brings to ADC a strong worldwide customer base and a highly skilled group of employees developing next-generation, enhanced services applications for Internet, wireless and wireline communications."

"We are excited to join ADC in serving the worldwide demand for converging data and voice services so that users can access and respond to Internet, email, voicemail and fax messages from telephones, mobile phones, pagers or personal computers. Our combined goal is to speed the delivery of anytime, anywhere, any device communications," said Robert L. Pruette, president and CEO of Centigram. "The ADC/Centigram team is well positioned to lead the way as we enter this new era of enhanced services communications. Leveraging ADC's expertise in broadband, multiservice networks with Centigram's expertise in voice messaging, call processing and Internet-enabled text-based messaging, we have a powerful combination to create advanced applications that enable providers of Internet, wireless and wireline communications to open new markets and deliver cutting-edge services."

HIGH-GROWTH OF ANYTIME, ANYWHERE, ANY DEVICE COMMUNICATIONS

The global proliferation of advanced cell phones and handheld devices is spurring the demand for anytime, anywhere, any device communications. The combination of Centigram's and ADC NewNet's resources in enhanced services applications will enable ADC to offer service providers a more comprehensive set of software solutions in a rapidly growing market. U.S. Bancorp Piper Jaffray projects enhanced services to grow at a compound annual growth rate of 70% through 2003. CIBC World Markets estimates that the nascent wireless data market should grow more than 100% annually over the next four years. Worldwide wireless-Internet subscribers are expected to skyrocket to nearly 330 million, or about 55% of all Internet users, in 2003 from approximately 5 million subscribers in 1999, according to International Data Corporation.

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ADC ACQUIRES CENTIGRAM - PAGE 4 OF 6


CENTIGRAM'S PRODUCTS

Centigram's products enable service providers to offer applications that simplify users' lives by integrating Internet, email, voicemail, fax and voice services for delivery to wireless and wireline communications devices.
These product offerings include:

- Internet and telephony integration through a family of Web-based Internet call management products;

- Internet and wireless integration through a new generation Short Message Service to deliver Internet and other real-time content to wireless handsets;

- PC-based unified messaging that provides users access to voicemail and faxes from email systems;

- One person/one number services through call forwarding to home, work or mobile phones; and

- Centigram's Series 6 services platform that supports multiservice integration for wireless and wireline applications.

Centigram's products are targeted at a wide range of global carriers and service providers, including long-distance carriers, wireless companies, BOCs, PTTs, independent telcos in emerging and deregulated markets, cable companies, next-generation telcos, ISPs, CLECs, Internet Portals and independent Internet-based service providers.

PER SHARE AMOUNT TO CENTIGRAM STOCKHOLDERS

Due to the fixed purchase price, the per share amount of the acquisition will be determined as of the closing based on the number of outstanding Centigram shares and options on such date. As previously announced by Centigram, 900,000 shares of Centigram treasury stock are currently in the possession of the receiver for Credit Bancorp, N.V., and Centigram has stated that there is uncertainty regarding the amount, if any, that Centigram will be required to pay to obtain the release of these shares. As it announced today, Centigram has entered into an agreement with the receiver for Credit Bancorp which provides for the return of the Centigram treasury shares. The court supervising the Credit Bancorp receivership has preliminarily approved the agreement and has scheduled a hearing on final approval for next week.

Assuming the court's final approval of the agreement with the receiver, and based on the number of outstanding shares and stock options as of May 26, 2000, the purchase will consist of approximately $163 million in cash to Centigram stockholders or approximately

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ADC ACQUIRES CENTIGRAM - PAGE 5 OF 6


$26.38 per share, and approximately $36 million to be paid in ADC stock through the conversion of Centigram's employee stock options to ADC stock options. If Centigram's agreement with the receiver is not finally approved by the court by the time of closing, or any applicable appeal period has not expired or an appeal has been taken as of closing, the per share amounts paid to Centigram's stockholders will be calculated as if the 900,000 shares were outstanding, resulting in a cash payment of approximately $23.84 per share to Centigram's stockholders, and $21.5 million ($23.84 per share multiplied by 900,000 shares) in cash will be placed in escrow until expiration of any applicable appeal period or resolution of the outstanding issues related to Centigram's treasury stock. The amount remaining in escrow after recovery of all the treasury shares and resolution of any outstanding treasury share issues will be paid to the former Centigram stockholders and stock option holders.

In the last twelve months ended April 29, 2000, Centigram's sales were $82 million as recurring diluted earnings per share of $0.57, before the charge to operations relating to the settlement with the receiver with respect to the treasury stock matter, improved significantly from a pro forma loss per share of $1.87 in the comparable prior-year period.

ADC'S COMMUNICATIONS SOFTWARE ACQUISITIONS

The proposed acquisition of Centigram marks the fourth communications software acquisition by ADC in the last four years. Other acquisitions include Metrica Systems (1996), a developer of network performance and service assurance software; NewNet (1997), a developer of SS7-based enhanced services software; and Saville Systems (1999), a developer of convergent billing and customer care software.

ABOUT ADC

ADC is The Broadband Company. ADC's network equipment, software and integration services make broadband communications a reality worldwide by enabling communications service providers to deliver high-speed Internet, data, video and voice services to homes and businesses. ADC (Nasdaq: ADCT) has annual sales of over $2.3 billion and employs more than 16,900 people worldwide. ADC's stock is included in the Standard & Poor's 500 Index and the Nasdaq-100 Index. Learn more about ADC Telecommunications, Inc. at www.adc.com.

ABOUT CENTIGRAM

Centigram Communications Corporation (NASDAQ: CGRM) is a leading global provider of Internet-enabled call management, WAP-based messaging and unified communications services to mobile and landline telecom service providers. Leveraging its expertise in voice messaging, call processing and IP-enabled multimedia messaging, the company is delivering next-generation communications services that enable the transmission of voice, text, and

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ADC ACQUIRES CENTIGRAM - PAGE 6 OF 6


multimedia content to wireless and wireline phones, PCs and WAP-enabled devices. The company delivers these services on the highly integrated Series 6 platform and the Centigram Short Messaging Service Center. Centigram is headquartered at 91 East Tasman Drive, San Jose, Calif., 95134. Phone 408-944-0250, fax 408-428-3732, or Web www.centigram.com. Centigram has sales and support offices in North America, Europe, Asia, Latin America, and Australia.

CAUTIONARY STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Any forward-looking statements contained herein reflect management's current expectations or beliefs. ADC Telecommunications cautions readers that future actual results could differ materially from those in forward-looking statements depending on the outcome of certain factors, including the risks and uncertainties identified in Exhibit 99-a to ADC's Annual Report on Form 10-K for the fiscal year ended October 31, 1999. Centigram Communications Corporation cautions readers that future actual results could differ materially from those projected in any forward-looking statements. The statements could be affected by Centigram's "Sales and Distribution" and other risks as reflected in its Annual Report on Form 10-K for fiscal year ended October 30, 1999, or its quarterly report on Form10-Q for the first quarter ended January 29, 2000, filed with the Securities and Exchange Commission. In addition, Centigram's future success will depend in part upon its ability to continue to introduce new features and products as its markets evolve, new technologies become available, and customers demand additional functionality.